UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

ARC Wireless Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah
(State or other jurisdiction of incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

6330 North Washington Street, Suite 13 Denver, Colorado	80216-1146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

Former Name or Former Address, if Changed Since Last Report:   Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 8, 2011 ARC Wireless Solutions, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “2011 Annual Meeting”).  The 2011 Annual Meeting is described in further detail in a Proxy Statement filed with the U.S. Securities and Exchange Commission on October 20, 2011.

At the 2011 Annual Meeting, 1,915,506 shares were represented in person or by proxy from 3,091,352 shares of the Company’s common stock issued, outstanding and entitled to vote as of the record date of October 20, 2011.  The shares present in person or by proxy at the 2011 Annual Meeting represented 62% of the issued and outstanding shares and therefore constituted a proper quorum for the purpose of conducting the business of the meeting in accordance with the Company’s bylaws.  The following votes were cast in person or by proxy at the 2011 Annual Meeting:

1. For the nominations for the election of directors of the Company, the following sets forth the votes received:

Nominees for Directors	For	Withheld	Broker Non-Vote
Theodore Deinard	1,817,638	97,868	0
Jason T. Young	1,816,638	98,868	0
Viktor Nemeth	1,892,571	22,935	0
Lynn Wunderman	1,893,571	21,935	0
Jonathan Bernstein	1,893,569	21,937	0

The nominees receiving a plurality of all votes cast in person or by proxy at the 2011 Annual Meeting with respect to the voting for the five Directors to serve until the 2012 Annual Meeting and until their respective successors have been duly elected and qualified are therefore the following persons: Theodore Deinard, Jason T. Young, Viktor Nemeth, Lynn Wunderman and Jonathan Bernstein.

2. No other matters were voted on at the 2011 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.
(Registrant)

Date: December 9, 2011	By:	/s/ Theodore Deinard
		Name:	Theodore Deinard
		Title:	Interim Chief Executive Officer

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